            As filed with the Securities and Exchange Commission on May 30, 2001
                                                      Registration No. 333-61268

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3/A

                              AMENDMENT NO. 1 TO
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Fulton Financial Corporation
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
                                  ------------
         (State or other jurisdiction of incorporation or organization)

                                   23-2195389
                                   ----------
                      (I.R.S. Employer Identification No.)


                                One Penn Square
                         Lancaster, Pennsylvania 17604
                                 (717) 291-2411
                                 --------------
    (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


                              Rufus A. Fulton, Jr.
                      Chairman and Chief Executive Officer
                                One Penn Square
                         Lancaster, Pennsylvania 17604
                                  717-291-2411
                                  ------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                With copies to:

                             Paul G. Mattaini, Esq.
                       Barley, Snyder, Senft & Cohen, LLC
                               126 E. King Street
                         Lancaster, Pennsylvania 17604

                               -------------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

Title of Each Class     Amount to be      Proposed Maximum         Proposed Maximum      Amount of
 of Securities to be    Registered        Offering Price Per       Aggregate Offering     Registration Fee
 Registered                               Unit(1)(2)               Price(1)(2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock                  *                 *                          *                       *
--------------------------------------------------------------------------------------------------------------------------

* Previously Paid.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                          FULTON FINANCIAL CORPORATION
                                One Penn Square
                         Lancaster, Pennsylvania 17604
                                  717-291-2411

           200,000 shares of common stock, par value $2.50 per share
                      at market price as quoted on NASDAQ

                      NASDAQ National Market Symbol:  FULT

     Fulton Financial Corporation is offering up to 200,000 shares of its common stock, par value $2.50 per share, at market price as quoted by NASDAQ. There is no aggregate minimum number of shares or dollar amount that must be purchased as a condition to the offering. Fulton Financial will offer these shares: (i) to and through broker-dealers and (ii) to institutional investors, in blocks of 5,000 or more shares. Fulton Financial does not anticipate offering these shares directly to members of the general public. The offering will begin on or about May 30, 2001, and will end on or before June 29, 2001 unless Fulton Financial, in its sole discretion, shall extend the duration of the offering. Fulton Financial may, in its sole discretion, terminate this offer prior to the indicated termination date.

     You should read the "Investor Considerations" section, beginning on page 2, before investing.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offense.

     These securities are not deposits or accounts of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

                                  Price to Public (1)            Estimated Expenses        Proceeds to the Company (1)
                                  -------------------            ------------------        ---------------------------
Per Share                            $   20.195                       $ 0.01                    $   20.185
Total                                $4,039,000                       $2,000                    $4,037.000

                               -------------------

                  The date of this document is May 30, 2001.

(1) The shares will be offered at market price, as quoted on NASDAQ. For purposes of this table, however, Fulton Financial has used the average of the closing bid and asked price of its common stock as of May 15, 2001.

                            INVESTOR CONSIDERATIONS

Changes In Government Regulation May Adversely Affect The Business

     The banking industry is heavily regulated, and such regulations are intended primarily for the protection of depositors and the federal deposit insurance funds, not shareholders. Fulton Financial is subject to regulation by the Board of Governors of the Federal Reserve System. Fulton Financial's eleven bank subsidiaries each have their own federal regulator (the Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, as the case may be) and, with the exception of such of these subsidiaries as are national banks, are also subject to regulation by the state banking departments of the state in which they are chartered. These regulations affect lending practices, capital structure, investment practices, dividend policy and growth. In addition, Fulton Financial has seven non-banking subsidiaries from which it derives income. Several of these non-banking subsidiaries engage in providing investment management and advice and selling insurance, which industries are also heavily regulated on both a state and federal level. Changes in laws, regulations and regulatory practices affecting the banking industry or the insurance and investment industries could impose additional costs of doing business and adversely affect the market price of the common stock.

The Common Stock Is Not An Insured Deposit

     The shares of common stock in this offering do not constitute a deposit or other obligation of a bank and are not insured against loss by the Federal Deposit Insurance Corporation or any other governmental agency or entity.

Competition With Other Financial Institutions Could Adversely Affect
Profitability

     Fulton Financial's banking subsidiaries face substantial competition in originating loans and in attracting deposits due to competition from other banks, savings institutions, credit unions, mortgage banking companies and other lenders. Some of these competitors may have greater financial resources, a wider geographic presence, a wider array of services or more favorable pricing alternatives and lower origination and operating costs. This competition could decrease the number and size of loans which Fulton Financial's banking subsidiaries originate and the interest rate which they receive on these loans.

     In attracting deposits, Fulton Financial's banking subsidiaries compete with other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. These competitors may offer higher interest rates, which could decrease the deposits that Fulton Financial's banking subsidiaries attract or require them to increase their rates to attract new deposits. Increased deposit competition could increase the banks' cost of funds and adversely affect their ability to generate the funds necessary for lending operations and investment opportunities.

                                  THE COMPANY

Fulton Financial Corporation
One Penn Square
Lancaster, Pennsylvania 17604
717-291-2411

     Fulton Financial Corporation is a Pennsylvania business corporation and a registered financial holding company that maintains its headquarters in Lancaster, Pennsylvania. As a financial holding company, Fulton Financial engages in general commercial and retail banking and trust business, and also in related financial businesses, through its 18 directly-held bank and nonbank subsidiaries. Fulton Financial's bank subsidiaries currently operate 112 banking offices in Pennsylvania, 16 banking offices in Maryland, six banking offices in Delaware, and 26 banking offices in New Jersey. As of December 31, 2000, Fulton Financial had consolidated total assets of approximately $6.6 billion. Four of Fulton Financial's bank subsidiaries recently entered into agreements with Sovereign Bank to purchase a total of 18 branches from Sovereign Bank which are located in New Jersey, Delaware and Pennsylvania. Fulton Financial anticipates that the branch purchase will close on or about June 8, 2001. In the aggregate, approximately $310 million in deposits and $53 million in loans are associated with these 18 branches. Fulton Financial has also entered into an agreement to acquire Drovers Bancshares Corporation. This transaction is anticipated to close on or about July 1, 2001. As of December 31, 2000, Drovers has total consolidated assets of approximately $796 million.

     The principal assets of Fulton Financial are its eleven wholly-owned bank subsidiaries:

     o Fulton Bank, a Pennsylvania bank and trust company which is not a member of the Federal Reserve System;

     o Lebanon Valley Farmers Bank, a Pennsylvania bank and trust company which is a member of the Federal Reserve System;

     o Swineford National Bank, a national banking association which is a member of the Federal Reserve System;

     o Lafayette Ambassador Bank, a Pennsylvania bank and trust company which is a member of the Federal Reserve System;

     o FNB Bank, National Association, a national banking association which is a member of the Federal Reserve System;

     o Hagerstown Trust Company, a Maryland trust company which is not a member of the Federal Reserve System;

     o Delaware National Bank, a national banking association which is a member of the Federal Reserve System;

     o The Bank of Gloucester County, a New Jersey bank which is not a member of the Federal Reserve System;

     o The Woodstown National Bank & Trust Company, a national banking association which is a member of the Federal Reserve System;

     o The Peoples Bank of Elkton, a Maryland bank which is not a member of the Federal Reserve System; and

     o Skylands Community Bank, a New Jersey bank which is not a member of the Federal Reserve System.

     In addition, Fulton Financial has seven wholly-owned nonbank direct subsidiaries:

     o Fulton Financial Realty Company, which holds title to or leases certain properties on which Fulton Bank maintains branch offices or other facilities;

     o Fulton Life Insurance Company, which engages in the business of reinsuring credit life, accident and health insurance that is directly related to extensions of credit by Fulton Financial's bank subsidiaries;

     o Central Pennsylvania Financial Corp., which owns certain non-banking subsidiaries holding interests in real estate and certain limited partnership interests in partnerships invested in low and moderate income housing projects;

     o FFC Management, Inc., which owns certain securities and corporate owned life insurance policies;

     o Fulton Financial Advisors, National Association, a limited purpose national banking association with trust powers;

     o Dearden, Maguire, Weaver and Barrett, Inc., an investment management and advisory firm; and

     o    Fulton Insurance Services Group, Inc., an insurance agency.

                                USE OF PROCEEDS

     Fulton Financial intends to use the proceeds of the sale of these securities for general corporate purposes, such as paying the expenses of this offering, investment and other general corporate purposes. Fulton Financial is seeking to sell these securities in order to qualify for pooling of interests accounting treatment with respect to its acquisition of Drovers Bancshares Corporation.


                          DESCRIPTION OF COMMON STOCK

     The description of Fulton Financial's common stock is incorporated by reference to Fulton Financial's Form 8-A, dated July 3, 1989, as amended.



                              PLAN OF DISTRIBUTION

     The offering will begin on or about May 30, 2001, and will end at 5:00 p.m. on June 29, 2001 unless Fulton Financial, in its sole discretion, shall extend the duration of the offering. Fulton Financial may, in its sole discretion, terminate this offer prior to the date specified above.

     Fulton Financial will offer these shares: (i) to and through broker-dealers and (ii) to institutional investors in minimum blocks of at least 5,000 shares. Fulton Financial does not anticipate selling these shares directly to members of the general public, although it reserves the right to do so. Fulton Financial reserves the right to reject any offer to acquire the securities offered hereby. Persons desiring more information on how to obtain shares in this offering should contact Carroll A. Truran, Senior Vice President, at 717-291-2431.


     Payment for shares of common stock may be made (i) in cash, if delivered in person to Fulton Financial Corporation, (ii) by check or money order payable to Fulton Financial Corporation or (iii) by wire transfer of funds to Fulton Financial Corporation. All funds received by Fulton Financial in payment of stock orders will be immediately available for use by Fulton Financial. As soon as practicable after receiving payment in full of the price of the stock ordered, Fulton Financial Advisors, N.A., the transfer agent for Fulton Financial, will mail you a certificate, registered in your name or as directed by you, for the shares you purchased.

     Fulton Financial expressly reserves the right to amend the terms and conditions of the offering, whether the terms and conditions are more or less favorable to you. In the event of a material change to the terms of the offering, Fulton Financial will file a post-effective amendment to its registration statement of which this document is a part, and resolicit subscribers to the extent required by the Commission. Fulton Financial expressly reserves the right, at any time prior to delivery of shares of common stock offered hereby, to terminate the offering if the offering is prohibited by law or regulation or if Fulton Financial concludes that it is not in its best interests to complete the offering under the circumstances. If the offering is terminated without any sales of shares, all funds received from subscribers will be promptly refunded, without interest. Fulton Financial may also terminate the offering early, at its discretion, and sell shares pursuant to orders received and accepted prior to the termination.

                                 LEGAL MATTERS

     Barley, Snyder, Senft & Cohen, LLC will pass on the validity of the Fulton Financial common stock sold hereunder.


                                    EXPERTS

     The consolidated financial statements of Fulton Financial, at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in Fulton Financial's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts giving said reports.


                         WHERE TO FIND MORE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street NW, Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551. You may call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, D.C. 20549, at prescribed rates. The Company's common stock is listed for trading on the NASDAQ National Market. Reports, proxy and information statements, and other information containing the Company may also be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, like the Company, that file electronically with the Commission. The address of the Commission Web site is http.//www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This document does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission Web site. Statements made in this document concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Some of the information that you may want to consider in deciding whether to purchase shares of common stock is not physically included in this document, but rather is "incorporated by reference" to documents that have been filed by Fulton Financial with the Commission. As permitted by the Commission, the following documents are incorporated in this document by reference (SEC file #1-
3375):

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed March 20, 2001;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed May 14, 2001;

     3. The Company's Current Report on Form 8-K, filed January 4, 2001; and

     4. The description of Fulton Financial common stock contained in Fulton Financial's registration statement on Form 8-A, dated July 3, 1989, and any amendment or reports filed for purposes of updating such description.

     All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this document and prior to the termination of the offering of the securities made by this document shall be deemed to be incorporated by reference in this document and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this document has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above that have been incorporated by reference in this reference to such documents. Written or telephone requests for such copies should be directed to Carroll A. Truran, Senior Vice President, One Penn Square, Lancaster, Pennsylvania 17604, telephone number (717) 291-2431.


                              ABOUT THIS DOCUMENT

     You should only rely on the information contained or incorporated by reference in this document. Fulton financial has not authorized anyone to provide you with information that is different from that contained in this document. Fulton Financial is offering to sell, and soliciting offers to buy, shares of its common stock only in jurisdictions where offers, sales and solicitations are permitted. The information contained in this document is accurate only as of the date of this document, regardless of the time of delivery of this document or of any sale of common stock. To understand the offering fully, and for a more complete description of the offering, you should read this entire document carefully, including particularly the "Risk Factors" section, as well as the documents identified in the sections called "Incorporation by Reference" and "Where To Find More Information."


                           FORWARD-LOOKING STATEMENTS

     This document contains and incorporates some "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding intent, belief or current expectations about matters including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words. Forward-looking statements are also statements that are not statements of historical fact. Forward-looking statements are subject to risks, uncertainties and assumptions. These include, by their nature.

     o the effects of changing economic conditions in Fulton Financial's market areas and nationally;

     o credit risks of commercial, real estate, consumer and other lending activities;

     o    significant changes in interest rates;

     o changes in federal and state banking laws and regulations which could impact operations;

     o    funding costs;

     o other external developments which could materially affect the business and operations of Fulton Financial; and

     o the ability of Fulton Financial to assimilate Drovers and the 18 Sovereign branches after those transactions close.

     If one or more of these risks or uncertainties occurs or if the underlying assumptions provide incorrect, actual results, performance or achievements in 2001 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements.

PART II

                            INFORMATION NOT REQUIRED
                                 IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

    Securities and Exchange Commission filing fee. . $   1,010

    Miscellaneous ....................................   1,000
                                                         -----

    Total ............................................   2,010


Item 15. Indemnification of Directors and Officers

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of Fulton Financial provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Fulton Financial.


Item 16. Exhibits

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

     Exhibit    Description
     -------    -----------

     5       Opinion of Barley, Snyder, Senft & Cohen, LLC re:  legality*

     23.1    Consent of Barley, Snyder, Senft & Cohen, LLC (part of Exhibit 5)*

     23.2    Consent of Arthur Andersen, LLP

     24      Power of Attorney*

*Previously filed.

Item 17. Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on May 17, 2001.

                              FULTON FINANCIAL CORPORATION

                         By:               *
                              --------------------------------------------------
                              Rufus A. Fulton, Jr., Chairman and
                              Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Colmery and Charles J. Nugent and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                           CAPACITY                     DATE

           *
------------------------------
Jeffrey A. Albertson                Director                      May 30, 2001


           *
------------------------------
James R. Argires, M.D.              Director                      May 30, 2001


           *
------------------------------
Donald W. Bowman, Jr.               Director                      May 30, 2001

SIGNATURE                           CAPACITY                     DATE


             *                      Director                      May 30, 2001
------------------------------
William H. Clark, Jr.



             *                      Director                      May 30, 2001
------------------------------
Harold D. Chubb


             *
------------------------------
Craig A. Dally                      Director                      May 30, 2001


             *
------------------------------
Frederick B. Fichthorn              Director                      May 30, 2001


             *
------------------------------
Patrick J. Freer                    Director                      May 30, 2001


                                    Chairman of the Board,
             *                      Chief Executive Officer,      May 30, 2001
------------------------------      and Director (Principal
Rufus A. Fulton, Jr.                Executive Officer)


             *
------------------------------
Robert D. Garner                    Director                      May 30, 2001


             *
------------------------------
Eugene H. Gardner                   Director                      May 30, 2001


             *
------------------------------
Charles V. Henry, III               Director                      May 30, 2001


             *
------------------------------
J. Robert Hess                      Director                      May 30, 2001

SIGNATURE                           CAPACITY                     DATE


              *                     Director                      May 30, 2001
------------------------------
Carolyn R. Holleran


              *
------------------------------
Clyde W. Horst                      Director                      May 30, 2001


              *
------------------------------
Samuel H. Jones, Jr.                Director                      May 30, 2001


              *
------------------------------
Donald W. Lesher, Jr.               Director                      May 30, 2001


              *
------------------------------
Joseph J. Mowad, M.D.               Director                      May 30, 2001


              *
------------------------------
Stuart H. Raub, Jr.                 Director                      May 30, 2001


              *
------------------------------
Mary Ann Russell                    Director                      May 30, 2001


              *
------------------------------
John O. Shirk                       Director                      May 30, 2001


              *                     President, Chief Operating
------------------------------      Officer and Director          May 30, 2001
R. Scott Smith, Jr.


              *
------------------------------      Director                      May 30, 2001
Kenneth G. Stoudt

SIGNATURE                           CAPACITY                     DATE



              *                     Senior Vice President and
------------------------------      Controller (Principal
Beth Ann L. Chivinski               Accounting Officer)           May 30, 2001




                                    Senior Executive Vice
              *                     President and Chief           May 30, 2001
------------------------------      Financial Officer
Charles J. Nugent                   (Principal Financial
                                    Officer)



By /s/ William R. Colmery
------------------------------
William R. Colmery, Attorney-in-fact

                                 EXHIBIT INDEX

                                                            Sequentially
Exhibit                                                       Numbered
Number                       Description of Exhibits            Pages
------                       -----------------------            -----

5         Opinion of Barley, Snyder, Senft & Cohen, LLC re: legality*

23.1      Consent of Barley, Snyder, Senft & Cohen, LLC (part of Exhibit 5)*

23.2      Consent of Arthur Andersen, LLP

24        Power of Attorney (part of the Signature Page)*

* Previously filed.